News Release

March 8, 2024

SSR MINING ANNOUNCES CHANGES TO EXECUTIVE LEADERSHIP TEAM

DENVER - SSR Mining Inc. (NASDAQ/TSX: SSRM, ASX: SSR) ("SSR Mining" or the “Company") announces the reorganization of key roles and responsibilities within its executive leadership team.

Michael J. Sparks, currently Executive Vice President, Chief Legal and Administrative Officer, will take on the role of Executive Vice President, Chief Financial Officer. Mr. Sparks succeeds Alison White who is leaving the Company to pursue other opportunities.

F. Edward Farid, currently Executive Vice President, Chief Corporate Development Officer, will take on the role of Executive Vice President, Chief Strategy Officer.

Finally, Joanne Thomopoulos, currently Vice President, Human Resources, will become Executive Vice President, Human Resources. The changes to the executive leadership team are effective immediately.

Rod Antal, Executive Chairman of SSR Mining, said, "The changes to the roles and responsibilities of our executive leadership team will provide an opportunity to realign accountabilities to better support the business, particularly as the Company continues to navigate and assess the impacts of the Çöpler Incident. We thank Alison for her contributions to SSR Mining and wish her success in the future.”

As Chief Strategy Officer, Mr. Farid will assume full responsibility for all capital markets, financing, and commercial metal sales functions across the portfolio, in addition to his current scope of responsibilities covering business strategy, mergers & acquisitions, portfolio management, joint ventures, and commercial negotiations. With nearly two decades of mining and investment banking experience, Mr. Farid is a seasoned executive with an established track record of strategic leadership and success in delivering value accretive initiatives across the organization. Prior to joining Alacer Gold in 2017 and playing a pivotal role in the at-market merger with SSR Mining, Mr. Farid served as a senior investment banker at a large bulge bracket bank where he originated, advised and executed landmark financing and M&A transactions in the precious and base metals sectors.

As Chief Financial Officer, Mr. Sparks will assume full responsibility for the finance, enterprise risk, and information technology functions. With over a decade of dedicated service to the Company and a proven track record of strategic leadership, developing high performing purpose-driven teams, and delivering continuous improvements across the organization, Michael is well prepared to take on this leadership role. Mr. Sparks has extensive experience in public company reporting, compliance, business integration, entity formation and tax structuring. Mr. Sparks has an M.B.A. from the University of North Carolina Kenan-Flagler Business School, a Juris Doctorate degree from Vanderbilt University Law School, and a business management degree from Utah State University.
Ms. Thomopoulos will join the executive leadership team and, as Executive Vice President, Human Resources will have responsibility for the human resources, communications and administration functions. Ms. Thomopoulos brings over 20 years of direct leadership experience in human resources, primarily in the mining and energy sectors. Prior to joining SSR Mining in early 2023, Ms. Thomopoulos worked as Chief People Officer at Trevali Mining and held various HR leadership roles at BC Hydro. Ms. Thomopoulos is a Chartered Professional in Human Resources, an SHRM Senior Certified Professional and holds a Strategic Human Resources Management Graduate Certification and Advanced Certification in Management.

Bill MacNevin and John Ebbett will continue in their current roles as Executive Vice President, Operations and Sustainability, and Executive Vice President, Growth and Innovation, respectively.

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Cautionary Note Regarding Forward-Looking Information

Certain statements contained in this news release constitute forward-looking information within the meaning of applicable securities laws. Forward-looking information may be contained in this document and our other public filings. Forward-looking information relates to statements concerning our outlook and anticipated events or results and, in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not historical facts. Forward-looking information and statements in this news release are based on certain key expectations and assumptions made by us. Although we believe that the expectations and assumptions on which such forward-looking information and statements are based are reasonable, undue reliance should not be placed on the forward-looking information and statements because we can give no assurance that they will prove to be correct.

Forward-looking information and statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this news release. You should not place undue reliance on forward-looking information. Forward-looking information are only predictions based on our current expectations and our projections about future events. Actual results may vary from such forward-looking information for a variety of reasons including, but not limited to, risks and uncertainties disclosed in our filings, including risks and uncertainties resulting from the incident at Çöpler described in our Annual Report on Form 10-K for the year ended December 31, 2023, which is posted on our website at www.ssrmining.com and filed on SEDAR at www.sedarplus.ca, on EDGAR at www.sec.gov and on the ASX at www.asx.com.au, and other unforeseen events or circumstances. Other than as required by law, we do not intend, and undertake no obligation to update any forward-looking information to reflect, among other things, new information or future events.

About SSR Mining

SSR Mining is listed under the ticker symbol SSRM on the NASDAQ and the TSX, and SSR on the ASX.

Contact:

SSR Mining Inc.
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046

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